Exhibit 10.95

CONSENT AND AMENDMENT NO. 11 dated as of December 8, 2006 to the Credit, Security, Guaranty and Pledge Agreement dated as of August 31, 2001 as amended by Amendment 1 through 10 thereto, dated as of December 14, 2001, December 31, 2001, March 29, 2002, May 14, 2002, February 5, 2003, August 4, 2003, October 28, 2004, March 1, 2005, March 21, 2006 and April 28, 2006, among Crown Media Holdings, Inc. (the “Borrower”), the Guarantors named therein, the Lenders referred to therein and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and as Issuing Bank for the Lenders (the “Agent”) (as the same may be further amended, supplemented or otherwise modified, the “Credit Agreement”).

INTRODUCTORY STATEMENT

WHEREAS, the Lenders have made available to the Borrower a credit facility pursuant to the terms of the Credit Agreement;

WHEREAS, the Borrower, CM Intermediary, Crown Media Distribution, LLC (“CMD”) and RHI Enterprises, LLC, a Delaware limited liability company (“RHI Buyer”) entered into a Purchase and Sale Agreement dated as of October 4, 2006 (the “PSA”) pursuant to which CMI would sell to RHI Buyer 100% of the equity interests in CMD for a purchase price of approximately $160,000,000 less adjustments;

WHEREAS, the Borrower has requested that the Lenders (x) consent to the consummation of the transaction contemplated by the PSA (the “Transaction”) and (y) authorize the Agent to execute releases of liens and other security documents and to terminate any guarantees given to the Agent and/or the Lenders by CMD or its subsidiaries pursuant to the Credit Agreement;

WHEREAS, the Total Commitment under the Credit Agreement is currently $240 million;

WHEREAS, the current face amount of the Hallmark L/C is $240 million;

WHEREAS, the Borrower has agreed with the Agent and the Lenders that 100% of the net proceeds it receives in the Transaction will be used to repay outstanding Revolving Credit Loans;

WHEREAS, the Borrower has requested that simultaneously with such repayment of outstanding Revolving Credit Loans, the amount of the Total Commitment be reduced by the lesser of the amount of such net proceeds and $110 million, but that the Total Commitment not, in any event, be reduced to less than $130 million; and

WHEREAS, the Borrower has requested that as soon as practicable after such reduction in the Total Commitment, the Agent execute an appropriate reduction certificate reducing the face amount of the Hallmark L/C from $240 million to the amount of the Total Commitment as so reduced.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Credit Agreement.

Section 2. Consent to Transaction. Subject to the representation of the Borrower that the net proceeds (computed by deducting from gross proceeds the categories of expenses listed on Schedule II hereto) to be received by it in the Transaction will not be less than $115,000,000, the Lenders consent to the execution and performance of the PSA by the Borrower and CMD in the form heretofore presented to the Agent.

Section 3. Release of CMD. At the closing, pursuant to the PSA (the “Library Closing”) and subject to the Agent’s being satisfied that the net proceeds payable to the Borrower in connection with the Transaction, will be paid directly to an account of the Borrower at the Agent to be applied to repay Revolving Credit Loans, the Lenders agree that the Agent is authorized to, and hereby instruct the Agent to (a) execute a release and termination of all of the obligations of CMD pursuant to the Credit Agreement as a Guarantor and/or a Credit Party including, but not limited to, the security interest by CMD pursuant to Article 8 of the Credit Agreement, the guaranty given by CMD pursuant to Article 10 of the Credit Agreement, and any pledge given by CMD pursuant to Article 11 of the Credit Agreement, (b) execute parallel releases and terminations with regard to any obligations of any Subsidiaries of CMD, (c) deliver UCC termination statements, return pledge securities and releases and/or terminations of any laboratory pledgeholder agreements or intercreditor agreements executed by or with regard to CMD or any of its subsidiaries or any of their respective assets, (d) release the pledge given by the Borrower of the equity interests that it holds in CMD and (e) subsequent to the receipt of the net proceeds to be realized by the Borrower in the Transaction, to execute a reduction certificate with regard to the Hallmark L/C reducing the face amount thereof to the amount of the Total Commitment after giving effect to the reduction of the Total Commitment contemplated by Section 4 hereof.

Section 4. Reduction of Total Commitment. Subsequent to the receipt of the net proceeds payable to the Borrower in connection with the Transaction and an application of such proceeds to repay such outstanding Revolving Credit Loans, the Borrower hereby requests that the Agent reduce the amount of the Total Commitment by the lesser of the amount of such proceeds and $110 million, such reduction to not result in any event in a reduction of the amount of the Total Commitment to less than $130 million.

Section 5. Allocation of Total Commitment. Attached hereto is Schedule 1 which is a pro forma schedule indicating what the relative commitment of each Lender would be if after applying the net proceeds of the Transaction the Total Commitment is reduced to $130 million.

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Section 6. Conditions to Effectiveness. The effectiveness of this the Amendment is subject to the satisfaction in full of each of the conditions precedent set forth below (the date on which all such conditions have been satisfied being herein called the “Consent Effective Date”):

(1) the Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, each Guarantor, the Agent and the Required Lenders;

(2) the representations and warranties in Section 5 hereof shall be true on the Consent Effective Date as if made on such date;

(3) all legal matters incident to this Amendment and the consummation of the Transaction shall be satisfactory to Morgan, Lewis & Bockius, counsel for the Agent.

Section 7. Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants that:

(A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

(B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

Section 8. Further Assurances.

(A) At any time and from time to time, upon the Agent’s request and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent.

(B) At any time, and from time to time, subsequent to the Library Closing, and the application of net proceeds as contemplated by Section 3 above, upon the Borrower’s request and at the sole expense of the Borrower, the Agent will deliver such additional terminations of liens and of other security documents as the Borrower shall reasonably request with regard to the Transaction.

Section 9. Fundamental Documents. This Amendment is designated a Fundamental Document by the Agent.

Section 10. Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

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Section 11. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

Section 13. Expenses. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Agent.

Section 14. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be duly executed as of the date first written above.

[Signature Pages Follow]

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BORROWER:

CROWN MEDIA HOLDINGS, INC.

By	/s/ C. Stanford
Name:
Title:

GUARANTORS:

CM INTERMEDIARY, LLC CROWN MEDIA DISTRIBUTION, LLC CROWN MEDIA UNITED STATES, LLC CITI TEEVEE, LLC DOONE CITY PICTURES, LLC WAYZGOOSE CONCERT SERVICES, B.V.

By	/s/ C. Stanford
Name:
Title:

LENDERS:

JPMORGAN CHASE BANK, N. A. (f/k/a JPMorgan Chase Bank and as successor by merger to Bank One, N. A. (Main Office Chicago)), individually and as Agent and Issuing Bank

By	/s/ Illegible
Name: Illegible
Title: Sr. Vice President

BANK OF AMERICA, N. A.

By	/s/ Thomas R. Durham
Name: Thomas R. Durham
Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON

By	/s/ Doreen Barr
Name: Doreen Barr
Title: Vice President

By	/s/ Shaheen Malik
Name: Shaheen Malik
Title: Associate

CITICORP USA, INC.

By	/s/ Eric Davis
Name: Eric Davis
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Frederick W. Laird
Name: Frederick W. Laird
Title: Managing Director

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

ROYAL BANK OF CANADA

By	/s/ Mark Narbey
Name: Mark Narbey
Title: Authorized Signatory

ABN AMRO BANK N.V.

By	/s/ Bruce Hague
Name: Bruce Hague
Title: EVP

By	/s/ Thomas J. Bieke
Name: Thomas J. Bieke
Title: Group Senior Vice President